UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 12, 2018

IMMUNE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36602	52-1841431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Bridge Plaza N, Suite 270, Fort Lee, NJ	07024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 464-2677

(Former name or former address, if changed since last report) N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01.	Entry into a Material Definitive Agreement

On September 12, 2018, Immune Pharmaceuticals Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with Power Up Lending Group Ltd. (the “Purchaser”) for the sale of $103,000 in aggregate principal amount of convertible notes (the “Notes”) which was consummated on September 14, 2018.

The Notes bear interest at a rate of 12% per annum, payable in arrears on the maturity date of September 11, 2019, or upon acceleration or by prepayment. Any amount of principal or interest on the Notes which is not paid when due shall bear interest at a rate of 22% per annum from the due date thereof until the same is paid. At any time during the one-hundred seventy (170) days ended March 1, 2019, the Company may prepay the Notes by paying a prepayment premium between 15% and 35%, based on the date paid, of the outstanding principal plus accrued and unpaid interest.

The Notes are convertible into shares of our common stock, par value $0.0001 per share, beginning on March 1, 2019 at a conversion price equal to sixty-one percent (61%) of the average of the lowest two closing bid prices of our common stock during the twenty (20) trading days immediately preceeding conversion. The number of shares issuable upon any conversion is limited to 4.99% of the Company’s then issued and outstanding common stock.

In connection with the sale of the Notes, the Company relied upon the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended, for transactions not involving a public offering. The Purchase Agreement and Notes contain customary representations and warranties by the Company and the Purchaser, as well as indemnification provisions, and are solely for the benefit of the parties to such agreements, and not any third parties. There are no registration rights or warrants being granted to the Purchaser in this transaction.

The foregoing summary of the terms of the Purchase Agreement and convertible notes are subject to, and qualified in their entirety by, such documents attached hereto as Exhibit 10.1 and 10.2, respectively, which are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 3.02.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Securities Purchase Agreement, dated September 12, 2018, by and between Immune Pharmaceuticals, Inc. and Power Up Lending Group Ltd.

10.2	Convertible Promissory Note, dated September 12, 2018, by and between Immune Pharmaceuticals, Inc. and Power Up Lending Group Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IMMUNE PHARMACEUTICALS INC.

By:	/s/ Anthony Fiorino
Name:	Anthony Fiorino
Title:	Interim Chief Executive Officer

Date: September 18, 2018